                                                                    EXHIBIT 4.38

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                            DATE: December 7, 2000

                  INSYNQ, INC. COMMON STOCK PURCHASE WARRANT

Insynq, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received for services rendered in connection with the Company's corporate matters, Locke Liddell & Sapp LLP (the "Holder"), or assigns, is entitled, subject to the terms set forth below, on or after December 7, 2000 through December 6, 2005 to purchase from the Company One Hundred Thousand (100,000) shares of fully paid and non-assessable common stock, par value $0.001 per share ("Common Stock"), at the exercise price of Fifty Cents ($0.50) per share (the "Exercise Price"). The term "Common Stock" shall mean, unless the context otherwise requires, the shares of such Common Stock or other securities or property at the time deliverable upon the exercise of this Warrant. The term "Warrant" as used herein shall include this Warrant and also any warrants delivered in substitution or exchange therefor as provided herein.

     1. Vesting. This Warrant and the right of the Holder to purchase shares of Common Stock hereunder shall vest immediately on the date of this Warrant set forth above.

     2. Exercise of Warrant. Subject to compliance with the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, during the period of exercise specified above, at any time or from time to time, by surrendering the Warrant at the principal office of the Company, together with the form of Election to Exercise in substantially the form of Exhibit A, fully
                                                              ---------
executed, and with payment of the sum obtained by multiplying the number of shares of Common Stock for which the Warrant is being exercised by the Exercise Price.

          (a) Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock or any fraction thereof called for hereby, during the period of exercise specified above, at any time or from time to time, in the manner set forth in Section 2. Upon any partial
                                              ---------
     exercise, the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon such partial exercise, this Warrant shall be surrendered and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to Holder. For purposes of this Section, a Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.

          (b) Payment Options. Payment by the Holder of the Exercise Price should be made, at the Holder's option, in one of the following ways: (a) in cash or immediately available funds; (b) by crediting any amounts due and owing to the Holder by the Company for professional services previously rendered by the Holder as of the date of each exercise of the Warrant by Holder as provided for herein; or (c) if the Market Price (as defined below) for one share of Common Stock is greater than the Exercise Price (on the date of exercise of all or a part of this Warrant) in lieu of exercising this Warrant for cash, Holder may elect to receive Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company, together with the form of Election to Exercise attached as Exhibit A hereto fully
                                                       ---------
     executed, in which event the Company shall issue to Holder that number of shares of Common Stock computed using the following formula:

            Y =  Z X (C-B) / C

     Where  Y =  the number of shares of Common Stock to be issued to Holder

            Z = the aggregate number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the number of shares of Common Stock for which this Warrant is being exercised (at the date of such calculation)

            B =  Exercise Price

            C = Market Price of one share of Common Stock (at the date of such calculation)

     For purposes of this Section, the Market Price of one share of the Common Stock shall be calculated as follows: If the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market or the over-the-counter market, the last reported price on the date of valuation at which the Common Stock has traded on such exchange or the Nasdaq Stock Market, or the average of the bid and asked prices on the over-the-counter market on the date of valuation or, if no sale took place on such date, the last date on which a sale took place. If the Common Stock is not so traded, the Market Price of one share of the Common Stock shall be as determined by agreement of the parties hereto, or if the parties hereto cannot reach agreement, then such value shall be determined by appraisal by an independent investment banking firm selected by the Company and acceptable to Holder; provided, however, that if Holder and the Company cannot agree on such investment banking firm, such appraised value shall be determined by an independent investment banking firm independently selected by the agreement of investment banking firms selected by the Company and Holder. The cost of such appraisal shall be borne equally by the Company and Holder.

3.  Registration Rights.

          (a) Demand Registration. The Holder has the right to one demand registration to have any of the shares of Common Stock purchased or purchasable upon the exercise of the Warrant and any other shares of Common Stock then held by the Holder (collectively, "Registrable Securities") included on the Company's registration statement on Form SB-2 (the "Registration Statement") to be filed with the SEC with ninety (90) days of the date of this Warrant set forth above. Subject to the registration procedures outlined in this Section 3(a) the Company shall:
                                 ------------

               (i) Prepare and file with the Securities and Exchange Commission a Registration Statement on Form SB-2 registering resales of the Registrable Securities by the Holder from time to time through the over-the-counter quotation system of the Nasdaq Market or the facilities of any national securities exchange or the Nasdaq National Market if the Common Stock is then listed or quoted thereon or in privately-negotiated transactions. The Registration Statement shall register all of the Registrable Shares requested by the Holder to be registered. The Company hereby agrees that it shall (a) prepare and file such post-effective amendments to the initial Registration Statement and/or such additional Registration Statements as may be necessary to ensure that at all times there shall be registered with the Securities and Exchange Commission for resale by the Holders from time to time as provided in this Section 3 sufficient shares of Common
                                           ---------
          Stock to account for all Registrable Shares requested by the Holder to be registered and (b) cause such post-effective amendments to the initial Registration Statement and/or such additional Registration Statements to be declared effective as soon as possible after the filing thereof.

               (ii) The Company agrees to use reasonable best efforts to keep the Registration Statement(s) continuously effective and usable for resale of Registration Securities until two years (the "Effectiveness Period") from the date hereof or such shorter period which will terminate when all Registrable Shares are freely tradable without registration or restriction (under Rule 144(k) promulgated under the Securities Act or otherwise).

          (b) Piggyback Registration. The Company shall notify Holder in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans with respect to corporate reorganizations, acquisitions or other transactions under Rule 145 of the Securities Act) and will afford Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by Holder. If Holder desires to include in any such registration statement all or any part of the Registrable Securities, it shall, within five (5) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by Holder. If Holder decides not to include all of its Registrable

     Securities in any registration statement thereafter filed by the Company, Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (c) Information. In connection with any registration hereunder, the Holder will furnish promptly to the Company in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be necessary or desirable in order to ensure compliance with federal and applicable state securities laws. The Company and the Holder agree to execute and deliver such representations, agreements, instruments and documents as may be reasonable and customary in connection with public offerings of securities including, without limitation, an underwriting agreement, a lock up agreement, an indemnity agreement and power of attorney.

          (d) Expenses. All expenses incurred by the Company in connection with action taken by the Company to comply with this Section 3, including,
                                                     ---------
     without limitation, all registration and filing fees, printing expenses, accounting fees, fees and disbursements to experts, blue sky compliance and counsel fees shall be paid by the Company. The Holder shall pay all of its legal expenses and its underwriting discounts and selling commissions, if any, incurred in connection with each registration pursuant to this Section
                                                                         -------
     3.
     -

     4. Delivery of Stock Certificates on Exercise. As soon as practicable after any exercise of this Warrant and payment of any required Exercise Price (and in any event within five (5) days), the Company, at its expense, will cause to be issued in the name of and delivered to Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock, together with any other securities or property to which Holder is entitled upon exercise, plus, in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled, cash in an amount determined in accordance with Section 5(h) hereof. The Company agrees that the shares so
                ------------
purchased shall be deemed to be issued as of the close of business on the date of the applicable exercise of this Warrant and payment of the required Exercise Price.

     5. Anti-Dilution Provisions And Other Adjustments. In order to prevent dilution of the right granted hereunder, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 5. Upon each
                                                     ---------
adjustment of the Exercise Price pursuant to this Section 5, Holder shall
                                                  ---------
thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (a) Subdivisions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

               (b) Reorganization, Reclassification, Share Exchange, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, share exchange, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, share exchange, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise of this Warrant at the Exercise Price then in effect. The Company will not effect any such share exchange, consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such share exchange, consolidation or merger or the entity purchasing such assets shall assume by written instrument mailed or delivered to Holder at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Company shall not effect any share exchange, consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such share exchange, consolidation, merger or sale Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

               (c) Dividends Not Paid Out of Earnings or Earned Surplus. Except as otherwise provided in Section 5(e) hereof, in the event the Company
                              ------------
     shall declare a dividend or distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, as determined in accordance with generally accepted accounting principles, then, upon the later of the regular payment date of such dividend or distribution or the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value of such dividend or distribution as if the Warrant were exercised prior to the record date of such dividend or distribution (including but not limited to any shares of Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this

     Section 5(d), a dividend other than in cash shall be considered payable out
     ------------
     of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

          (d) Grant, Issue or Sale of Options, Convertible Securities or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock or rights to purchase other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Company, then Holder shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 5(f)) upon the terms applicable
                                         -------------
     to such Purchase Rights either: (i) the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Holder as soon as possible after such exercise, and it shall not be necessary for the exercising Holder specifically to request delivery of such rights; or (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

          (e)  Notices of Record Date.  If:

               (i) the Company shall declare any cash dividend upon its Common Stock, or

               (ii) the Company shall declare any dividend upon its Common Stock payable in stock or declare any special dividend or make any other distribution to the holders of its Common Stock, or

               (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

               (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or share exchange, consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity, or

               (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in connection with such event, the Company shall give to Holder (A) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, share exchange, consolidation, merger, sale, dissolution, liquidation or winding up; and (B) in the case of any such reorganization, reclassification, share exchange, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with this clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, share exchange, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be addressed to Holder at the address of Holder as shown on the books of the Company.

          (f) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 5 are not strictly applicable or if strictly
                        ---------
     applicable would not fairly protect the rights of Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 5, except in the case of a
                                   ---------
     combination of shares of a type contemplated in Section 5(a) and then in no
                                                     ------------
     event to an amount larger than the Exercise Price as adjusted pursuant to
     Section 5(a).
     ------------

          (g) Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise, partial exercise pursuant to Section
                                                                        -------
     2(a), or net issue exercise pursuant to Section 2(b) of this Warrant. If
     ----                                    ------------
     any fraction of a share of Common Stock would, except for the provisions of this paragraph, be issuable upon such exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction of a share, calculated to the nearest one-hundredth (1/100)of a share of Common Stock, to be computed in the manner set forth in Section 2(b) hereof.
                             ------------

          (h) Officers' Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 5 hereof, the Company shall
                                            ---------
     file at each office designated for the exercise of this Warrant a statement, signed by the Chief Executive Officer, the President or any Vice President of the Company, showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment. The Company shall also cause a written notice setting forth any such adjustments to be sent to the record holder of this Warrant at its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 5(f), such notice
                                                       ------------
     shall be included as part of the notice required to be mailed and published under the provisions of Section 5(f) hereof.
                             ------------

     6. No Dilution or Impairment. The Company will not, by amendment of its charter or through reorganization, share exchange, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

     7. Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar warrants, options and other rights to purchase Common Stock, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar warrants, options or rights to purchase Common Stock at the time outstanding.

     8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     9. Remedies. The Company stipulates that the remedies at law of Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

     10.  Transfers and Legends. Subject to the further provisions of this
Section 10, this Warrant and all rights hereunder are transferable, in whole or
----------
in part, at the agency or office of the Company by Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed as provided in Exhibit B hereto. Each taker and holder of this Warrant, by taking
            ---------
or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and when so endorsed Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     Holder acknowledges and agrees with the following provisions.

          (a) Absent an effective registration statement under the Securities Act, covering the disposition of this Warrant or the shares of Common Stock issuable upon exercise of this Warrant, Holder will not sell or transfer this Warrant or any or all of such shares of Common Stock without first providing the Company with an opinion of counsel

     (which may be an opinion of Holder) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act.

          (b) Each certificate representing shares of Common Stock issued pursuant to this Warrant, unless at the time of exercise such Warrant shares are registered under the Securities Act, shall bear a legend in substantially the following form on the face thereof: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY BE TRANSFERRED OR RESOLD ONLY IN COMPLIANCE WITH SUCH SECURITIES LAWS. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Securities Act.

          (c) Prior to the exercise of this Warrant, Holder will not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          (d) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the issuance or delivery of certificates for Common Stock or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by Holder or until it has been established to the Company's satisfaction that no such tax or charge is due.

     11. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that:

          (a) Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms.

          (b) Warrant Shares. The shares of Common Stock issuable pursuant to this Warrant have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (c) Rights and Privileges. The rights, preferences, privileges and restrictions granted to or imposed upon such shares of Common Stock and the holders thereof are as set forth herein and in the Company's Articles of Incorporation and Bylaws, true and complete copies of which have been delivered to the original Holder.

          (d) No Inconsistency. The execution and delivery of this Warrant are not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, will not (i) violate any provision of the Company's Articles of Incorporation and Bylaws, (ii) contravene any law, governmental rule or regulation, judgment or order applicable to the Company, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or (iv) require the consent or approval of, the giving of notice to, the registration with the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

     12. Representations And Warranties Of Holder. Holder hereby represents and warrants to the Company that:

          (a) Knowledge, Skill and Experience. It has substantial knowledge, skill and experience in making investment decisions of the type represented by this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

          (b) Capable of Bearing Risks. It is capable of evaluating the risk of its investment in this Warrant and the shares issuable upon exercise of this Warrant and is able to bear the economic risk of such investment, including the risk of losing the entire investment.

          (c) Acquiring for its Own Account. This Warrant and the shares of Common Stock issuable upon exercise of this Warrant are being acquired by it for investment purposes only, for its own account and not with a present view to any distribution thereof in violation of applicable securities laws.

          (d) Compliance with Securities Law. If Holder should in the future decide to dispose of the shares issuable upon exercise of this Warrant, it is understood that it may so do only in compliance with the Securities Act and applicable state securities laws.

          (e) Access to Information. The Company has made available to Holder the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects and Holder has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the purchase of the Warrant hereunder.

          (f) Accredited Investor. Holder is an "Accredited Investor," as defined in Rule 501(a) promulgated under the Securities Act.

          (g) Acknowledgement. Holder understands that (i) this Warrant and the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) this Warrant and the shares of Common Stock issuable upon exercise of this Warrant must be held indefinitely unless they are registered under the Securities Act and applicable state securities laws or a subsequent disposition thereof is exempt from such registration (and, upon request, evidence satisfactory to the Company is provided by Holder of the availability of such exemptions, including, upon request, the delivery to the Company of opinions of counsel, which opinions and counsel are satisfactory to the Company), and (iii) this Warrant and the shares of Common Stock issuable upon exercise of this Warrant may bear a legend to such effect.

     13. Subdivision Of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this Warrant) is exchangeable, upon the surrender hereof by Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock that may be subscribed for and purchased hereunder.

     14. Mailing Of Notices. All notices and other communications from the Company to Holder shall be mailed by first-class certified mail, postage prepaid, or by a recognized overnight delivery service, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. Notice shall be deemed delivered three (3) business days after deposit with the United States Postal Service and one (1) business day after deposit with an overnight delivery service.

     15. Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

     16. Change, Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     17. Governing Law. This Warrant shall be construed and enforced in accordance with the laws of the State of Texas.

                           [Signature page follows]

     IN WITNESS WHEREOF, the Company, by the undersigned thereunto duly authorized, has duly executed this Warrant as of the date first written above.

                                        INSYNQ, INC.,
                                        a Delaware corporation


                                        By:____________________________
                                        Its:___________________________


                                        ACCEPTED AS OF THE DATE HEREOF:

                                        LOCKE LIDDELL & SAPP LLP


                                        By:____________________________
                                        Its:___________________________

                                   Exhibit A

                             Election to Exercise

                 [To be signed only upon exercise of Warrant]

The undersigned, Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for ______ shares of Common Stock of Insynq, Inc., a Delaware corporation. Accordingly, Holder (check one):

     ( ) Herewith makes payment of $_____ in full payment of the exercise price.

     ( ) Herewith makes payment of $_____ by crediting amounts due and owing to Holder for services previously rendered to Insynq, Inc. in accordance with
Section 2(b) of the Warrant.
------------

     ( ) Herewith elects to effect the exercise as a "cashless exercise" in accordance with Section 2(b) of the Warrant.
                ------------

     The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to _____________________, whose address is:

                              ___________________________

                              ___________________________

                              ___________________________


Dated:____________            By_____________________________________
                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                   Exhibit B

                                  Endorsement

                 [To be signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the right represented by the within Warrant to purchase the______ shares of the Common Stock of Insynq, Inc. to which the within Warrant relates, and appoints _____________ attorney to transfer said right on the books of _____________________ with full power of substitution in the premises.


Dated:_____________                By_____________________________________
                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
                                   Address: __________________________________

                                            __________________________________